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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use, in the Prospectus constituting part of this Registration Statement on Form S-1, of our report dated January 28, 1999, relating to the consolidated financial statements of PPI Holdings, Inc. and subsidiary, and the financial statements of Precision Pattern, Inc. (the predecessor to PPI Holdings, Inc.) which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

BAIRD, KURTZ & DOBSON

Wichita, Kansas
April 21, 1999